EXHIBIT 10.1

Loan Application Form

November 27, 2006

Dear Risona Bank,

I would like to apply for the loan with the details below.

Address:	West Shinjuku Showa bldg. 11F, 1-13-12,
Nishi-Shinjuku, Shinjuku-ku. Tokyo
K.K. Global Hotline

Name:	Representative Director
Hideki Anan

Amount Requested	100,000,000 YEN	Desired Loan	2.000%
Desired date of loan	November 28, 2006	interest rate
Desired term of loan	November 28, 2007
Fund Allocation	Working Fund (amount) 100,000,000 YEN	Financial Plan
	3.Overhead payment fund: 100,000,000 YEN	Risona Bank 100,000,000 YEN
Payment Resources	Collected Sales
Method of Repayment	Last day of February, 2007 is the first repayment date, and after that, 10,000,000 YEN should be repaid every end of the month, and 10,000,000 YEN should be repaid by the final repayment due date.
Method of Interest	On the day of loan, the amount up to the mid-term of your specified term of loan should be paid in advance.
Payment	After that, the amount for the next installment payment date or loan term is paid in advance on every installment payment date
Guarantor	Hideki Anan
I.A. Partners K.K.